                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization is made and entered into as of February 1, 1999, by and between TIS Mortgage Investment Company, a Maryland corporation ("TIS"), and Pacific Securitization, Inc. (formerly Pacific Securities, Inc.), a California corporation ("Pacific"), with reference to the following:

     A. TIS is a real estate investment trust that holds interests in real property and mortgage related assets.

     B. Pacific owns all of the capital stock of Novato Markets, Inc., a California corporation ("Novato"), whose principal assets consist of two shopping centers.

     C. The respective Board of Directors of TIS and Pacific have determined that it is advisable and in the best interests of TIS, Pacific and their respective shareholders to effect a reorganization (the "Reorganization") whereby TIS will acquire all of the shares of capital stock of Novato in exchange for shares of common stock, $0.001 par value per share (the "Common Stock") of TIS, all on the terms and conditions set forth in this Agreement.

     D. To effect the Reorganization, TIS and Pacific desire to adopt the plan of reorganization set forth herein (the "Plan of Reorganization") within the meaning of Sections 368(a)(1) of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1.  DEFINITIONS AND RULES OF CONSTRUCTION

         1.1  Definitions. The capitalized terms used in this Agreement shall
              -----------
have the meanings set forth below:

         "Action" means any action, complaint, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any mediator, arbitrator or Governmental Entity.

         "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person owns 10% or more of any class of stock of the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of equity securities of such Person, by contract, or otherwise. Affiliate shall also include any Person who is a member of the Person's immediate family sharing the same household, or who is an officer, director or manager of such Person or of any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. After the Closing, the Novato Companies shall be Affiliates of TIS for purposes of Section 11.2.

          "Agreement" means this Agreement and Plan of Reorganization, by and between TIS and Pacific, as amended from time to time pursuant to the terms of this Agreement, together with the Disclosure Statements referred to herein.

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

          "Capital Stock" means any capital stock, beneficial interest or other equity interest, or any securities convertible into or exchangeable or exercisable for capital stock, beneficial interests or other equity interests, or any other rights, warrants or options to acquire any of the foregoing securities.

          "Charter Documents" means articles of incorporation and bylaws as in effect as of the date of this Agreement.

          "Closing" has the meaning set forth in Section 2.3.
                                                 -----------

          "Closing Date" means the date specified in Section 2.3.
                                                     -----------

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "Disclosure Statements" means collectively the TIS Disclosure Statement and the Novato Disclosure Statement.

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, preferential right, right of first refusal or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except that "Encumbrance" does not include any such item that (i) is reflected in the TIS Financial Statements or Novato Financial Statements, as the case may be, or (ii) constitutes a statutory lien arising in the ordinary course of business.

          "Environmental Conditions" means conditions of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any actual or potential drinking water or other water supply, subsurface strata, or air, including ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials from, in, on, or onto the real properties.

          "Environmental Noncompliance" means any of the following to the extent they are applicable to any real properties or alleged to be applicable to any real properties: (i) the Release of any Hazardous Material into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any applicable Environmental Law; (ii) any noncompliance of physical structure, equipment, process or premises with the requirements of building or fire codes, zoning or land use regulations or ordinances or conditional use permits; (iii) any noncompliance with federal, state or local requirements governing occupational safety and health; (iv) any operations, procedures and designs at or on the real properties which do not conform to the statutory or regulatory requirements of any applicable Law (including land use regulations and ordinances) intended to protect public health, welfare and the environment; (v) the failure to have obtained permits, licenses, variances or other governmental authorizations necessary for the legal use and/or operation of any equipment, process or any activity at the real properties; or (vi) the operation and/or use of any process or equipment in violation of any permit condition, schedule of compliance, administrative or court order.

          "Environmental Permits" has the meaning set forth in Section 3.15.
                                                               ------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "Governmental Entity" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hazardous Materials" means any substance, matter, material, waste, solid, liquid, gas, chemical, or pollutant, or constituent part of any of them, the generation, storage, disposal, handling, recycling, Release (or threatened Release) or treatment of which is regulated, prohibited, or limited under: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended ("RCRA") (42 U.S.C. Sections 6901 et seq.); (ii) the Comprehensive Environmental Response,
              -- ---
Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended ("CERCLA") (42 U.S.C. Sections 9601 et seq.); (iii) the Clean Water Act, as now or hereafter amended
              -- ---
("CWA") (33 U.S.C. Sections 1251 et seq.); (iv) the Toxic Substances Control
                                 -- ---
Act, as now or hereafter amended ("TSCA") (15 U.S.C. Sections 2601 et seq.); (v)
                                                                   -- ---
the Clean Air Act, as now or hereafter amended

("CAA") (42 U.S.C. Sections 7401 et seq.) (RCRA, CERCLA, CWA, TSCA and CAA are
                                 -- ---
collectively referred to herein as the "Federal Environmental Laws"); (vi) any statute, regulation, or ordinance of any local or state governmental or administrative body having jurisdiction over the real properties that is analogous to any of the Federal Environmental Laws; or (vii) any other applicable federal, state or local law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, Release, threatened Release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant or waste on the grounds that such substance, pollutant or waste is classified as or considered to be hazardous or toxic to human health or the environment. All of the laws, statutes, regulations and ordinances referred to in subsections (vi) and (vii) above, together with the Federal Environmental Laws, are collectively referred to herein as "Environmental Laws." The term "Hazardous Materials" shall also include: (a) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other by-products associated therewith; (b) "friable" asbestos (as the term "friable" is defined under 40 C.F.R. Section 61.141) and friable asbestos-containing materials in any form; (c) polychlorinated biphenyls; or (d) any substance the presence of which on the real properties, (x) requires reporting or remediation under any Environmental Law, (y) causes or threatens to cause a nuisance on the real properties or poses or threatens to pose a hazard to the health or safety of persons on the real properties, or (z) which, if it emanated or migrated from the real properties, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property.

          "Holders" shall mean Pacific and any transferee of Registrable Shares, provided such transferee shall have agreed in writing to be bound by the terms of Section 6.2.
   -----------

          "Indemnifiable Claim" means any Loss for or against which any Person is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder and its successors, assigns, and heirs; and "Indemnifying Party" means the Person obligated to provide indemnification hereunder and its successors and assigns.

          "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including Environmental Laws).

          "Loss" means any claim, amount paid in settlement, cost, damage (including, without limitation, consequential damage), disbursement, expense (including legal fees and expenses), liability, loss, deficiency, diminution in value or obligation.

          "Notification" means any summons, citation, directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter, or any other written or oral communication from any Governmental Entity, any entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which may result in any Environmental Noncompliance or Environmental Claim.

          "Novato" means Novato Markets, Inc., a California corporation.

          "Novato Companies" and "Novato Company" have the meanings set forth in
Section 4.1.
-----------

          "Novato Financial Statements" has the meaning set forth in Section
                                                                     -------
4.5.
----
          "Novato Properties" means the real property, including land, buildings and improvements, owned or leased by the Novato Companies.

          "Novato Shares" has the meaning set forth in Section 2.2.
                                                       -----------

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "Pacific" means Pacific Securitization, Inc., a California corporation.

          "Pacific Disclosure Statement" has the meaning set forth in the preamble to Article 4.

          "Pacific Indemnified Parties" has the meaning set forth in Section
                                                                     -------
11.1.
----

          "Parties" means TIS and Pacific, the parties hereto.

          "Permit" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Person" means an association, a corporation, an individual, a partnership, a joint venture, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

          "Plan of Reorganization" has the meaning set forth in the recitals to this Agreement.

          "Proposed Registration" has the meaning set forth in Section 6.2(c).
                                                               --------------

          "Registrable Shares" shall mean the TIS Shares and any securities of TIS issued or distributed after the date of this Agreement to a Holder in respect of such TIS Shares, except for those sold, transferred or disposed of or exchanged pursuant to (a) a registration statement under the Securities Act; (b) SEC Rule 144 under the Securities Act; or (c) a transaction otherwise exempt from the registration requirements of the Securities Act.

          "Registration Demand" has the meaning set forth in Section 6.2(b).
                                                             --------------

          "Registration Statement" has the meaning set forth in Section 6.2(b).
                                                                --------------

          "REIT" has the meaning set forth in Section 3.14(a).
                                              ---------------

          "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping of any Hazardous Material. This term shall be interpreted to include both the present and past tense, as appropriate.

          "Reorganization" has the meaning set forth in the recitals to this Agreement.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Filings" has the meaning set forth in Section 3.8.
                                                     -----------

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiaries" shall mean, with respect to any Person, any corporation, partnership or other Person of which such Person directly or indirectly holds securities or other interests having the power to elect a majority of such corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such corporation or other Person.

          "Tax Return" means a report, return or other information required to be filed with or supplied to a Governmental Entity with respect to Taxes including, without limitation, any notices or information reports or returns required to be filed by any TIS Company with respect to their respective operations, income, assets and shareholders or partners in order to maintain TIS' status as a REIT under the Code.

          "Taxes" means any federal (including, without limitation, tax on its undistributed taxable income, alternative minimum tax, tax on certain sale proceeds or other nonqualifying income from foreclosure property, and any taxes imposed under Section 857 or Section 4981 of the Code), state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

          "Tenant Leases" has the meaning set forth in Section 4.12(b).
                                                       ---------------

          "TIS" shall mean TIS Mortgage Investment Company, a Maryland corporation.

          "TIS Companies" and "TIS Company" have the meanings set forth in

Section 3.1.
-----------

          "TIS Disclosure Statement" has the meaning set forth in the preamble to Article 3.

          "TIS Financial Statements" has the meaning set forth in Section 3.5.
                                                                  -----------

          "TIS Indemnified Parties" has the meaning set forth in Section 11.2.
                                                                 ------------

          "TIS Properties" means the real property, including land, buildings and improvements, owned or leased by the TIS Companies.

          "TIS Shares" has the meaning set forth in Section 2.2.
                                                    -----------

          1.2    Rules of Construction. This Agreement shall be construed in
                 ---------------------
accordance with the following rules of construction:

                 (i) the terms defined in this Agreement include the plural as well as the singular;

                (ii) all accounting terms not otherwise defined herein have the meanings given such terms under GAAP;

               (iii) all references in this Agreement to "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

               (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

               (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

              (vi)   the words "includes" and "including" are not limiting.

     2.   THE REORGANIZATION

          2.1   Adoption of Plan. TIS and Pacific hereby adopt the Plan of
                ----------------
Reorganization hereinafter set forth.

          2.2   Exchange of Shares. Subject to the terms and conditions set
                ------------------
forth herein, at the Closing (i) Pacific shall transfer and deliver to TIS a stock certificate(s) representing ownership of all of the capital stock of Novato (the "Novato Shares"), duly endorsed or accompanied by executed stock power(s) in proper form for transfer, and (ii) TIS shall issue and deliver to Pacific a stock certificate representing 1,613,070 shares of Common Stock (the "TIS Shares").

          2.3   The Closing. The closing of the transactions contemplated by
                -----------
this Agreement (the "Closing") will take place at the offices of Heller Ehrman White & McAuliffe, 333 Bush Street, San Francisco, California 94104-2878, at 10:00 a.m. on February 1, 1999, or such other date and time as the Parties may agree (such date being referred to as the "Closing Date").

     3.   REPRESENTATIONS AND WARRANTIES OF TIS

          TIS makes to Pacific the representations and warranties contained in this Article 3, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by TIS to Pacific in connection with the execution of this Agreement (the "TIS Disclosure Statement"). The TIS Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article 3, and the disclosure in any schedule of the TIS Disclosure Statement shall qualify only the corresponding Section of this
Article 3.

          3.1   Organization and Related Matters. TIS is duly incorporated,
                --------------------------------
validly existing and in good standing under the laws of the State of Maryland. TIS has all necessary corporate power and corporate authority to execute, deliver and perform this Agreement. Schedule 3.1 of the TIS Disclosure Statement
                                    ------------
lists all Subsidiaries of TIS (together with TIS, the "TIS Companies" and each such company is individually a "TIS Company") and sets forth TIS' ownership interest therein and the jurisdiction in which each such Subsidiary is organized. Each Subsidiary of TIS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of TIS has all necessary corporate or partnership power (as applicable) and authority to own its respective properties and assets and to carry on its respective business as now conducted. True, correct and complete copies of the Charter Documents of TIS as in effect on the date hereof have been delivered to Pacific.

          3.2  Capital Stock; Title to Shares. The authorized Capital Stock of
               ------------------------------
TIS consists of 100,000,000 shares of Common Stock, of which 8,105,880 shares are issued and outstanding, before giving effect to the transaction described in
Section 7.5. No shares of Capital Stock of TIS are held in its treasury. Except as contemplated in this Agreement, there are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Capital Stock of any TIS Company or to restructure or recapitalize any TIS Company. Except as contemplated by this Agreement, there are no outstanding Contracts of any TIS Company to repurchase, redeem or otherwise acquire any of their respective Capital Stock. No bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having general voting rights) of any TIS Company are issued or outstanding. There are no voting trusts or other agreements or understandings to which any TIS Company is a party or is bound or, to the knowledge of TIS, to which any other Person is a party or is bound, with respect to the voting of the Capital Stock of any TIS Company. All issued and outstanding shares of Capital Stock of the TIS Companies were duly authorized and validly issued at the time of issuance and are fully paid and nonassessable. There are no preemptive rights in respect of any Capital Stock of any TIS Company. Upon the transfer and delivery of the TIS Shares to Pacific at the Closing, Pacific shall receive good and marketable title to the TIS Shares, free and clear of all Encumbrances, except for (i) the percentage ownership limit and the restrictions relating thereto imposed pursuant to the Charter Documents of TIS, and (ii) restrictions on the transferability of the TIS Shares generally imposed on securities under federal and state securities laws.

          3.3   Authorization; No Conflicts. Upon approval of this Agreement by
                ---------------------------
its Board of Directors, the execution, delivery and performance of this Agreement by TIS will have been duly and validly authorized by all other necessary corporate action on the part of TIS and no other corporate proceedings on part of TIS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TIS and, subject to approval by its Board of Directors, constitutes the legally valid and binding obligation of TIS, enforceable against TIS in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by TIS and the consummation by TIS of the transactions contemplated hereby will not (i) conflict with or result in the breach of any provisions of, or trigger any preferential rights under, the Charter Documents of TIS, (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of cancellation of, accelerate the performance required by, result in the creation of any Encumbrance upon any TIS Property under, result in the triggering of any rights under, or result in being declared void, voidable or without further binding effect, any of the terms or provisions of any material Contract of any TIS Company or (iii) violate any Law.

          3.4   Permits and Approvals. The execution and delivery of this
                ---------------------
Agreement by TIS and the consummation of the transactions contemplated hereby, will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity under the terms of any applicable Laws or material Contracts of any TIS Company.

          3.5   Financial Statements. The consolidated financial statements of
                --------------------
TIS contained in its Annual Report on Form 10-K for the year ended December 31, 1997 and in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 (collectively, the "TIS Financial Statements"), as filed with the SEC, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as may be permitted on Form 10-Q) and fairly present the financial condition and results of operations of TIS, on a consolidated basis, as of the respective dates and for the periods referred to in such TIS Financial Statements (except that the interim financial statements are subject to year-end audit adjustments).

          3.6   No Material Adverse Changes. Since September 30, 1998, except as
                ---------------------------
contemplated by this Agreement or disclosed in any SEC Filings filed since September 30, 1998 and prior to the date of this Agreement, all TIS Companies have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, whether or not in the ordinary course of business.

          3.7   Absence of Undisclosed Liabilities. No TIS Company has any
                ----------------------------------
material liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, financial condition, assets or results of operations of TIS, on a consolidated basis, other than liabilities that (i) are reflected or disclosed in the TIS Financial Statements, or (ii) were incurred after September 30, 1998 in the ordinary course of business in a manner consistent with past practice and are not material in amount.

          3.8   SEC Filings. TIS has filed with the SEC all forms, reports,
                -----------
statements, including registration statements, and other material documents, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC since December 31, 1996. Such forms, reports, statements, including registration statements, and other material documents required to be filed with the SEC by TIS since December 31, 1996 are collectively referred to in this Agreement as the "SEC Filings." As of their respective dates, (i) each of the SEC Filings, including the financial statements contained therein, complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and (ii) none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.9   Legal Proceedings. There is no Order or Action pending, or to
                -----------------
the knowledge of TIS threatened, against or affecting any TIS Company, any member of the Board of Directors of any TIS Company in their capacity as directors or any TIS Property that individually or when aggregated with one or more other Orders or Actions has, or if determined adversely will have, a material adverse effect on the business, financial condition, assets or results of operations of TIS, on a consolidated basis, or on TIS' ability to perform this Agreement.

          3.10  Compliance with Law and Permits. The TIS Companies have
                -------------------------------
organized and conducted their respective businesses in accordance with applicable Laws, and the respective forms, procedures and practices of the TIS Companies are in compliance with all such Laws, to the extent applicable, the violation of which would have a material adverse effect on the respective businesses, financial condition, assets, results of operations or prospects of TIS, on a consolidated basis.

          3.11  Dividends and Other Distributions. There has been no dividend or
                ---------------------------------
other distribution of assets or securities by TIS whether consisting of money, property or any other thing of value, declared or issued by TIS subsequent to the date of the most recent TIS Financial Statements.

          3.12  No Brokers or Finders. No agent, broker, finder, or investment
                ---------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of TIS or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby

          3.13  Properties.
                ----------

                (a) Each TIS Company owns good and indefeasible title to each of its TIS Properties, including the land and all improvements and all personalty. The TIS Properties are free and clear of all Encumbrances of any nature, except for (i) liens for real property taxes or similar assessments not yet due and payable, (ii) easements for utilities servicing the TIS Properties and (iii) such Encumbrances as do not materially detract from or interfere with the present use of the TIS Properties subject thereto or affected thereby, or otherwise materially impair the use or value of such TIS Properties.

                (b) The continued ownership, operation, use and occupancy of the land or the improvements thereon do not violate any zoning, building, administrative or other law, ordinance, order or regulation or any restrictive covenant applicable to the TIS Properties, the violation of which would have a material adverse effect on the business, financial condition, assets or results of operation of TIS, on a consolidated basis, and no written notice of any such violation has been received by any TIS Company from any Governmental Entity.

          3.14  Tax Matters.
                -----------

                (a) TIS elected to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code. At all times, TIS has complied with, and through the Closing Date will comply with, all applicable Code and regulatory requirements necessary to maintain its qualification as a REIT under the Code and has otherwise operated, and through the Closing Date will have otherwise operated, in the manner necessary to maintain its qualification as a REIT under the Code.

                (b) Each TIS Company has (i) filed all material Tax Returns required to be filed by applicable Law since December 31, 1995, and all such Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof but filed on or before the Closing Date, will be in all material respects) true, complete and correct and filed on a timely basis and (ii) within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that were or are due and payable.

                (c) Each TIS Company has established (and until the Closing Date will maintain) on its respective books and records reserves adequate to pay all Taxes of such TIS Company not yet due and payable in accordance with GAAP which are reflected in the TIS Financial Statements to the extent required by GAAP.

           (d) No notice of any material deficiency for any Taxes has been received by any TIS Company that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings or court proceedings are presently pending or, to TIS' knowledge, threatened with regard to any Taxes or Tax Returns of any TIS Company, and no notice of any material claim has been received by any TIS Company from any authority in a jurisdiction where such TIS Company does not file Tax Returns that such TIS Company is or may be subject to Tax in that jurisdiction.

          3.15  Environmental Matters. To the best knowledge of TIS, (i) there
                ---------------------
is no material Environmental Noncompliance with respect to any TIS Property;
(ii) all material permits, consents, licenses, certificates, approvals, registrations, and authorizations in connection with environmental matters (collectively, "Environmental Permits") which are required by any applicable Law have been obtained and are valid; (iii) the TIS Properties (and all uses thereof and operations conducted thereon) comply in all material respects with all Environmental Permits; (iv) all operations on or at the TIS Properties are and have been conducted in all material respects in compliance with applicable Environmental Laws; (v) no TIS Company has received any Notification from any Governmental Entity seeking any information or alleging any violation of any applicable Law regarding Environmental Conditions and (vi) TIS has not caused or given its verbal or written authorization to cause, and has no knowledge of, any Release of any Hazardous Materials on-site or off-site of any TIS Property in violation of any applicable Environmental Law.

          3.16  Investment Representation. The Novato Shares are being acquired
                -------------------------
by TIS pursuant to the terms and subject to the conditions of this Agreement for its own account for investment purposes only and not with a view to any resale or distribution thereof within the meaning of the Securities Act or any state securities or "Blue Sky" law.

     4.   REPRESENTATIONS AND WARRANTIES OF PACIFIC

          Pacific makes to TIS the representations and warranties contained in this Article 4, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Pacific to TIS in connection with the execution of this Agreement (the "Pacific Disclosure Statement"). The Pacific Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article 4, and the disclosure in any schedule of the Pacific Disclosure Statement shall qualify only the corresponding Section of this Article 4.

          4.1   Organization and Related Matters. Each of Pacific and Novato is
                --------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of California. Pacific has all necessary corporate power and corporate authority to execute, deliver and perform this Agreement. There are no Subsidiaries of Novato, other than P-

SUB I, Inc., a California corporation. Novato and P-SUB I, Inc. are collectively referred to as the "Novato Companies" and individually as a "Novato Company". P-SUB I, Inc. is duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted. True, correct and complete copies of the Charter Documents of the Novato Companies as in effect on the date hereof have been delivered to TIS.

          4.2   Capital Stock; Title to Shares. The authorized Capital Stock of
                ------------------------------
Novato consists of 750 shares of capital stock, of which 621 shares are issued and outstanding. The authorized Capital Stock of P-SUB I, Inc. consists of 100,000 shares of capital stock, of which 10,000 are issued and outstanding and owned by Novato. No shares of Capital Stock of either Novato Company are held in its treasury. Except as contemplated in this Agreement, there are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Capital Stock of the Novato Companies or to restructure or recapitalize the Novato Companies. There are no outstanding Contracts of the Novato Companies to repurchase, redeem or otherwise acquire any of their respective Capital Stock. No bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having general voting rights) of the Novato Companies are issued or outstanding. There are no voting trusts or other agreements or understandings to which any Novato Company is a party or is bound or, to the knowledge of Pacific, to which any other Person is a party or is bound, with respect to the voting of the Capital Stock of any Novato Company. All issued and outstanding shares of Capital Stock of the Novato Companies were duly authorized and validly issued at the time of issuance and are fully paid and nonassessable. There are no preemptive rights in respect of any Capital Stock of the Novato Companies. Upon the transfer and delivery of the Novato Shares to TIS at the Closing, TIS shall receive good and marketable title to the Novato Shares, free and clear of all Encumbrances, except for restrictions on the transferability of the Novato Shares generally imposed on securities under federal and state securities laws.

          4.3   Authorization; No Conflicts. The execution, delivery and
                ---------------------------
performance of this Agreement by Pacific has been duly and validly authorized by all other necessary corporate action on the part of Pacific and no corporate proceedings on part of Pacific are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Pacific and constitutes the legally valid and binding obligation of Pacific, enforceable against Pacific in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Pacific and the consummation by Pacific of the transactions contemplated hereby will not (i) conflict with or result in the breach of any provisions of, or trigger any preferential rights under, the Charter Documents of Pacific or the Novato Companies, (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of cancellation of, accelerate the performance required by, result in the creation of any Encumbrance upon any Novato Property under, result in the triggering of any rights under, or result in being declared void, voidable or without further binding effect, any of the terms or provisions of any material Contract of Pacific or the Novato Companies or (iii) violate any Law.

          4.4   Permits and Approvals. The execution and delivery of this
                ---------------------
Agreement by Pacific and the consummation of the transactions contemplated hereby, will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity under the terms of any applicable Laws or material Contracts of Pacific or the Novato Companies.

          4.5   Financial Statements. The consolidated statement of income of
                --------------------
the Novato Companies for the twelve-month period ended December 31, 1998 and the consolidated balance sheet of the Novato Companies as of December 31, 1998 (collectively, the "Novato Financial Statements") have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Novato Companies as of the respective dates and for the periods referred to in such Novato Financial Statements.

          4.6   No Material Adverse Changes.  Since December 31, 1998, except as
                ---------------------------
contemplated by this Agreement, the Novato Companies have conducted their businesses only in the ordinary course and in a manner consistent with past practice, whether or not in the ordinary course of business.

          4.7   Absence of Undisclosed Liabilities. Neither of the Novato
                ----------------------------------
Companies has any material liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, financial condition, assets or results of operations of the Novato Companies, other than liabilities that (i) are reflected or disclosed in the Novato Financial Statements, or (ii) were incurred after December 31, 1998 in the ordinary course of business in a manner consistent with past practice and are not material in amount.

          4.8   Legal Proceedings. There is no Order or Action pending, or to
                -----------------
the knowledge of Pacific threatened, against the Novato Companies (or Pacific to the extent that it relates to Novato) or affecting the Novato Properties that individually or when aggregated with one or more other Orders or Actions has, or if determined adversely will have, a material adverse effect on the business, financial condition, assets or results of operations of the Novato Companies or on Pacific's ability to perform its obligations under this Agreement.

          4.9   Compliance with Law and Permits. The Novato Companies have
                -------------------------------
organized and conducted their respective businesses in accordance with applicable Laws, and the respective forms, procedures and practices of the Novato Companies are in compliance with all such Laws, to the extent applicable, the violation of which would have a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Novato Companies, taken as a whole.

          4.10  Dividends and Other Distributions. There has been no dividend or
                ---------------------------------
other distribution of assets or securities by Novato whether consisting of money, property or any other thing of value, declared or issued by Novato subsequent to December 31, 1998.

          4.11  No Brokers or Finders. No agent, broker, finder, or investment
                ---------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of Pacific or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby.

          4.12  Properties.
                ----------

                (a) The Novato Companies own good and indefeasible title to the Novato Properties, including the land and all improvements and all personalty and the Tenant Leases. The Novato Properties are free and clear of all Encumbrances of any nature, except for (i) liens for real property taxes or similar assessments not yet due and payable, (ii) easements for utilities servicing the Novato Properties and (iii) such Encumbrances as do not materially detract from or interfere with the present use of the Novato Properties subject thereto or affected thereby, or otherwise materially impair the use or value of the Novato Properties.

                (b) Pacific has delivered to TIS a true, correct and complete copy of a rent roll with respect to the Novato Properties setting forth, among other matters, the term (commencement or renewal date and expiration date) of each lease with respect to such Properties (collectively, the "Tenant Leases"), the square feet for each of the Tenant Leases, the monthly base rental rates for each of the Tenant Leases and the security deposits for each of the Tenant Leases. Other than the Tenant Leases, no party has been granted any license, lease or other material right relating to the use or possession of any Novato Property which is material to the use or value of such Properties. All of the Tenant Leases are valid and subsisting and in full force and effect with respect to the Novato Companies and, to Pacific's knowledge, with respect to any other party thereto. No tenant of any Novato Property is an Affiliate of either Novato Company or Pacific. There are no contracts or other material obligations outstanding for the sale, exchange or transfer of any Novato Property or any portion thereof. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by, or pending against, the Novato Companies or any Novato Property.

                (c) Pacific has delivered to TIS true, correct and complete copies of all management, service, equipment or brokerage/commission contracts presently in effect with respect to the Novato Properties. Each such contract is in full force and effect and neither Pacific nor either of the Novato Companies has received notice of any default by the Novato Companies, or any of their Affiliates, under any such contract.

                (d) There is no pending condemnation or similar proceeding affecting the land, the improvements or the personalty comprising the Novato Properties or any portion thereof, and neither Pacific nor the Novato Companies have received any written notice nor have any knowledge that any such proceeding is contemplated.

                (e) The continued ownership, operation, use and occupancy of the land or the improvements thereon do not violate any zoning, building, administrative or other law, ordinance, order or regulation or any restrictive covenant applicable to the Novato Properties, the violation of which would have a material adverse effect on the Novato Properties, and no written notice of any such violation has been received by Pacific or the Novato Companies from any Governmental Entity.

                (f) The Novato Companies currently have in place title, liability, casualty and other insurance coverage with respect to the Novato Properties in such amounts as are reasonable and customary for properties similar to the Novato Properties. Each of such policies is in full force and effect, and all premiums due and payable thereunder have been, and on the Closing Date will be, fully paid when due. No notice of cancellation has been received, or, to the knowledge of Pacific, threatened, with respect thereto.

                (g) There is no Action pending, or to the knowledge of Pacific contemplated, by any Governmental Entity or third party to levy any special assessments against any Novato Property that, if successful, would have a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Novato Companies, taken as a whole.

                (h) No capital expenditures are contemplated by the Novato Companies to be incurred by them within twelve months after the date of this Agreement in excess of $50,000 with respect to the Novato Properties.

          4.13  Tax Matters.
                -----------

                (a) The Novato Companies are members of an affiliated group and Pacific files consolidated returns that include the Novato Companies. Pacific has (i) filed all material Tax Returns required to be filed by applicable Law since December 31, 1995, and all such Tax Returns were in all material respects (and, as to Tax

Returns not filed as of the date hereof but filed on or before the Closing Date, will be in all material respects) true, complete and correct and filed on a timely basis and (ii) within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that were or are due and payable.

                (b) The Novato Companies have established (and until the Closing Date will maintain) on their respective books and records reserves adequate to pay all Taxes of the Novato Companies (whether payable to Pacific or otherwise) not yet due and payable.

                (c) No notice of any material deficiency for any Taxes has been received by the Novato Companies (or by Pacific that may affect the Novato Companies) that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings or court proceedings are presently pending or, to Pacific's knowledge, threatened with regard to any Taxes or Tax Returns of Pacific, and no notice of any material claim has been received by the Novato Companies (or by Pacific that may affect the Novato Companies) from any authority in a jurisdiction where Pacific or the Novato Companies do not file Tax Returns that they are or may be subject to Tax in that jurisdiction.


          4.14  Environmental Matters.
                ---------------------

                (a) There is no material Environmental Noncompliance with respect any Novato Property. All Environmental Permits which are required by any applicable Law have been obtained and are valid. To the knowledge of Pacific, the Novato Properties (and all uses thereof and operations conducted thereon) comply in all material respects with all Environmental Permits. All operations on or at the Novato Properties are and have been conducted in all material respects in compliance with applicable Environmental Laws. Neither Pacific nor the Novato Companies have received any Notification from any Governmental Entity seeking any information or alleging any violation of any Law regarding Environmental Conditions. Neither Pacific nor the

                (b) Neither Pacific nor any of the Novato Companies has caused or given its verbal or written authorization to cause, or has knowledge of, any Release of any Hazardous Materials on-site or off-site of any Novato Property in violation of any Environmental Law.

                (c) To Pacific's knowledge, there is not now, nor has there been in the past, any "friable" asbestos (as the term "friable" is defined under 40 C.F.R. Section 61.141) or friable asbestos containing materials located on, incorporated in, or otherwise contained in any Novato Property or any portion thereof, and there are not now, and have not in the past been, any underground storage tanks located on any Novato Property or any portion thereof.

                (d) To Pacific's knowledge, none of the tenants under any Tenant Lease handle or store any Hazardous Materials as a principal or primary business, or have operated, handled, stored, used, recycled, disposed of or arranged for the disposal of any Hazardous Materials at or from any Novato Property.

          4.15  Investment Representation.
                -------------------------

                (a) The TIS Shares are being acquired by Pacific pursuant to the terms and subject to the conditions of this Agreement for its own account for investment purposes only and not with a view to any resale or distribution thereof within the meaning of the Securities Act or any state securities or "Blue Sky" law.

                (b) Pacific has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a prospective investment in the TIS Shares, is able to bear the economic consequences therefor and qualifies as an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                (c) Pacific, in making its decision to acquire the TIS Shares, has relied upon the SEC Filings, the representations and warranties contained in
Article 3, and independent investigations made by it and its representatives, including its own professional, tax and other advisors, and has not relied upon any other representation or warranty from TIS or any of its Affiliates, agents or representatives. Pacific has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and has had an opportunity to ask questions and receive answers from TIS regarding the business, properties and financial condition of the TIS Companies, and to obtain additional information to the extent TIS possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of any information furnished to it or its representatives or to which it or its representatives had access.

     5.   COVENANTS PRIOR TO CLOSING

          5.1 Access. From the date of this Agreement up to and including the
              ------
Closing Date, TIS and Pacific shall each authorize and permit the other and its representatives, for the purpose of verifying the representations and warranties of TIS and Pacific in this Agreement, to have reasonable access during normal business hours, upon reasonable notice, to all of their properties, books, records, Tax Returns and all other information with respect to the businesses of the TIS Companies and the Novato Companies as they may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss the respective businesses with Pacific and TIS and their respective representatives.

          5.2   Material Adverse Effect; SEC Filings.
                ------------------------------------

                (a) TIS shall promptly notify Pacific, and Pacific shall promptly notify TIS, of any event of which they obtain knowledge which has had or might reasonably be expected to have a material adverse effect on the respective businesses of the TIS Companies or the Novato Companies or which if known as of the date hereof would have been required to be disclosed to such other party.

                (b) TIS will, and will cause its Subsidiaries to, furnish to Pacific as soon as available copies of all SEC Filings.

          5.3   Notification of Certain Matters. TIS shall give prompt notice to
                -------------------------------
Pacific, and Pacific shall give prompt notice to TIS, of (i) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date and (ii) any failure of TIS or Pacific, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          5.4   Permits and Approvals. TIS and Pacific each agree to cooperate
                ---------------------
and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) any Approvals and Permits that may be necessary or which may be reasonably requested by TIS or Pacific to consummate the transactions contemplated by this Agreement.

          5.5   Assignment of Lease. Prior to the Closing, (i) P-SUB I, Inc.
                -------------------
shall transfer and assign to Pacific all of its rights with respect to the Lease (including its option thereunder) with Ignacio Properties, LLC relating to the Ignacio Center in Novato, California, (ii) Pacific shall assume the rights, duties and obligations of P-SUB I, Inc. under the Lease, and (iii) Ignacio Properties, LLC, as the landlord thereunder shall have consented to such assignment, shall confirm that neither of the Novato Companies has any remaining obligations or liabilities connected with the Ignacio Center, whether under the Lease or otherwise, and shall confirm that neither of the Novato Companies retains any rights or other assets respecting the Ignacio Center, whether under the Lease or otherwise.

     6.   ADDITIONAL CONTINUING COVENANTS

          6.1   Amendment of Charter Documents. After the Closing, TIS shall
                ------------------------------
propose amendments to its Charter Documents, and use its best efforts to solicit proxies, for approval by the stockholders of TIS to (i) impose special limitations on ownership of TIS Capital Stock in order to assure maximum use of TIS' net operating loss and (ii) permit TIS to make an election to be taxed as other than a REIT, or otherwise not qualify as a REIT, under the Code.

          6.2   Registration Rights.
                -------------------

                (a) Pacific acknowledges that (i) the TIS Shares, at the time of issuance, will not be registered under the Securities Act or qualified under any state securities or "Blue Sky" law, (ii) the TIS Shares will constitute "restricted securities" as defined in SEC Rule 144 under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering, and (iii) the TIS Shares may not be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption therefrom, including SEC Rule 144. In this connection, Pacific represents that it is familiar with SEC Rule 144, as presently in effect, and understands the holding period and resale limitations imposed thereby.

                (b) Subject to the terms and conditions of this Section 6.2, at
                                                                -----------
any time on or after June 30, 1999, until the expiration of two years from the Closing, the Holders of at least 200,000 Registrable Shares shall have the right to make a one-time written request (a "Registration Demand") to effect the registration of Registrable Shares under the Securities Act by TIS filing a registration statement (the "Registration Statement") on Form S-3 (or any successor or similar short-form registration statement), if such Form is then available for use by TIS. TIS shall use its reasonable efforts to comply with all necessary provisions of the federal securities laws in order to keep the Registration Statement effective until the earlier of (a) the date upon which all of the Registrable Shares that are the subject of the Registration Statement have been sold (and the Holders shall notify TIS of all sales of such Registrable Shares) or (b) the date that the Registrable Shares can then be sold under SEC Rule 144 of the Securities Act. TIS will do such things and provide to the Holders such copies of the Registration Statement, the prospectus and other materials as may be reasonably necessary to permit the Holders to offer the Registrable Shares for sale to the public in compliance with the Securities Act.

                (c) So long as no Registration Demand has been made pursuant to
Section 6.2(b) above, each time that TIS shall determine to file a registration
--------------
statement under the Securities Act in connection with the proposed offer and sale for cash of shares of Common Stock by it or by holders of any shares of Common Stock (the "Proposed Registration"), TIS will give prompt notice of its determination to each Holder at least 21 days prior to the anticipated filing date of such registration statement; provided, however, that no such notice shall be required if the form of registration statement and the rules of the SEC would not permit sales of TIS Shares by such Holder pursuant to the registration statement. Upon the written request of each Holder made at any time not later than 48 hours prior to the effective date and time of such registration statement (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder), TIS shall use its reasonable efforts to effect the registration under the Securities Act of all Registrable Shares intended to be disposed of by the Holders thereof. Notwithstanding the foregoing, (i) if TIS shall determine for any reason not to proceed with the Proposed Registration, TIS shall be relieved of its obligation hereunder to register any Registrable Shares and (ii) if the Proposed Registration involves an underwritten offering, all Holders of Registrable Shares requesting to be included in the Proposed Registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the other sellers under the Proposed Registration and such underwriters may reduce the number of Registrable Shares that will be registered so as not to interfere with the proposed sale of shares of Common Stock by TIS.


                (d) TIS shall bear all the costs it incurs by reason of performing its obligations and exercising its rights under this Section 6.2;
                                                                -----------
provided, however, that each Holder shall bear the costs of underwriting discounts and brokers commission attributable to the sale of the Registrable Shares.

                (e) TIS shall indemnify, defend and hold harmless each Holder, and his, her or its heirs, successors and assigns from and against, and shall reimburse them for, any Loss resulting from or arising in connection with any untrue or alleged untrue statement of material fact contained in, or incorporate by reference into, any Registration Statement prepared by TIS pursuant to Sections 6.2(b) and (c) above or any omission or allege omission to state
-----------------------
therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same shall arise out of or be based upon information with respect to such Holder furnished in writing to TIS by or on behalf of such Holder.

                (f) Each Holder shall indemnify, defend and hold harmless TIS, its Affiliates, representatives, agents, successors and assigns from and against, and shall reimburse them for, any Loss resulting from or arising in connection with any untrue or alleged untrue statement of material fact contained in, or incorporated by reference into, any Registration Statement prepared by TIS pursuant to Sections 6.2(b) and (c) above or any omission or
                            -----------------------
alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only insofar as the same shall arise out of or be based upon information with respect to such Holder furnished in writing to TIS by or on behalf of such Holder .

                (g) If at any time when a prospectus is required to be delivered under the Securities Act, any event shall have occurred as a result of which such prospectus as then in effect would include an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, TIS shall immediately give written notice to Holders and promptly prepare and furnish Holders with a reasonable number of copies of a supplemental or amended prospectus which does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of any such notice from TIS, the Holders shall forthwith discontinue the use of such prospectus and the disposition of such Registrable Shares covered by such prospectus until their receipt of the copies of a supplemental or amended prospectus prepared by TIS, and, if so directed by TIS, they will (at TIS' expense) deliver to TIS all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

                (h) Notwithstanding anything to the contrary contained in this
Section 6.2, TIS may (i) if a Registration Statement is not in effect, delay
-----------
filing the Registration Statement, and/or withhold efforts to cause the Registration Statement to become effective, or (ii) if a Registration Statement is effective, require that the Holders not make any disposition of any Registrable Shares covered by the prospectus delivered in connection with such Registration Statement, if, in either case, TIS determines in good faith that such registration might (x) materially interfere with or adversely affect the negotiation or completion of any transaction that is being contemplated by TIS (whether or not a final decision has been made to undertake such transaction) or any underwritten public offering of Common Stock which is the subject of a registration that TIS intends to effect within 30 days after the right to delay is exercised, or (y) involve initial or continuing disclosure obligations that might not be in the best interest of TIS' stockholders; provided, however, that TIS shall use its reasonable efforts to minimize the period during which it may require the Holders to not make any disposition of Registrable Shares.

          6.3   Legends; Restrictions.
                ---------------------
                (a) All certificates for the TIS Shares may bear legends in substantially the following form:

                THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND, ACCORDINGLY, MAY BE OFFERED, SOLD, TRANSFERRED OR PLEDGED ONLY IN A TRANSACTION WHICH IS REGISTERED UNDER SUCH ACT AND SUCH LAWS OR IS EXEMPT FROM SUCH REGISTRATION REQUIREMENT.

                (b) Such certificates may also bear any legend required by any applicable state Blue Sky law and a legend relating to any limitations applicable to the ownership of securities of TIS.

                (c) TIS may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

                (d) The Holders agree not to make any disposition of all or any portion of the Registrable Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with all of the provisions of Section 6.2, to the extent applicable, or (ii) the Holders shall have notified TIS of the proposed disposition and TIS shall be reasonably satisfied that such disposition will not require registration under the Securities Act.

                (e) Any legend endorsed on any certificate evidencing Registrable Shares pursuant to Section 6.3(a) shall be removed and TIS shall issue certificates without such legend to the Holders (i) if such Registrable Shares are registered under the Securities Act, (ii) if such Registrable Shares may be sold under SEC Rule 144(k) under the Securities Act, or (iii) if such Holders satisfy TIS that a public disposition of such Registrable Shares may be made without registration under the Securities Act.

          6.4   Tax Matters. After the Closing, Pacific shall be liable for, and
                -----------
shall indemnify TIS and the Novato Companies and hold them harmless from, all Taxes for any periods ending on or before the Closing Date, that are due or payable with respect to the Novato Companies, including any liability that arises because the Novato Companies cease to be members of a group filing consolidated Tax Returns; provided, however, that Pacific shall not be responsible to the extent of the accrual for Taxes set forth on the Novato Financial Statements and Taxes reserved on the Novato Companies' books and records for operations from and after January 1, 1999 in the ordinary course of business. Any refunds or credits of Taxes, to the extent that they are attributable to the operations of the Novato Companies for taxable periods ending on or before the Closing Date, shall be for the account of the Novato Companies. Pacific and TIS shall cooperate in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after the Closing Date. The parties shall, promptly upon receipt thereof, furnish to each other a copy of any notice from any taxing authority that relates to any liability or obligation any party may have under this Section 6.4.

     7.   GENERAL CONDITIONS

          The obligations of the Parties to effect the Closing shall be subject to the following conditions unless waived in writing by all Parties:

          7.1   No Orders. No Law or Order shall have been enacted, entered,
                ---------
issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          7.2   Approvals. To the extent required by applicable Law, all Permits
                ---------
and Approvals required to be obtained in connection with the Closing from any

Governmental Entity or any consent from a third party material to the TIS Companies, the Novato Companies or their respective businesses shall have been received or obtained on or prior to the Closing Date.

          7.3   Absence of Litigation. No Action before any Governmental Entity
                ---------------------
pertaining to the transactions contemplated by this Agreement shall have been instituted on or before the Closing Date.

          7.4   TIS Board Approval. The Board of Directors of TIS shall have
                ------------------
approved the transactions contemplated by this Agreement, such approval to include, if required, a resolution of such Board to exempt the purchase of TIS Shares by Pacific from the effects of the Maryland Business Combination Act, pursuant to (S) 3-603 of the Maryland General Corporation Law.

          7.5   Repurchase of Shares. TIS shall have consummated a transaction
                --------------------
with Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company ("TVF"), whereby TIS will have repurchased all shares of Common Stock currently owned by TVF.

     8.   CONDITIONS TO OBLIGATIONS OF PACIFIC

          The obligations of Pacific to effect the Closing shall be subject to the following additional conditions, except to the extent waived in writing by
Pacific:

          8.1   Accuracy of TIS' Representations and Warranties. All
                -----------------------------------------------
representations and warranties of TIS set forth in this Agreement shall be true and correct in all material respects at the Closing Date as if made on and as of the Closing Date.

          8.2   Performance by TIS. TIS shall have in all material respects
                ------------------
performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by TIS on or before the Closing Date, including the covenants set forth in Article 5.

          8.3   No Material Adverse Change. During the period from September 30,
                --------------------------
1998, there shall not have been any material adverse change in the business, assets, financial condition or the results of operations of TIS, on a consolidated basis, and the TIS Companies shall not have sustained any material Loss or damage to their respective assets, except for Losses covered by insurance.

          8.4  Certification by TIS. Pacific shall have received a certificate,
               --------------------
dated as of the Closing Date, signed by the President of TIS, certifying, in such detail as Pacific and its counsel reasonably may request, that the conditions specified in Section 8.1, Section 8.2 and Section 8.3 have been
                        -----------  -----------     -----------
fulfilled.


          8.5   Resignations. Richard M. Osborne, Christopher L. Jarratt and
                ------------
James G. Lewis shall have resigned from the Board of Directors of TIS.

     9.   CONDITIONS TO OBLIGATIONS OF TIS

          The obligations of TIS to effect the Closing shall be subject to the following additional conditions, except to the extent waived in writing by TIS:

          9.1  Accuracy of Pacific's Representations and Warranties. All
               ----------------------------------------------------
representations and warranties of Pacific set forth in this Agreement shall be true and correct in all material respects at the Closing Date as if made on an as of the Closing Date.

          9.2  Pacific's Performance. Pacific shall have in all material
               ---------------------
respects performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Pacific on or before the Closing Date, including the covenants set forth in Article 5.

          9.3  No Material Adverse Change. During the period from December 31,
               --------------------------
1998, there shall not have been any material adverse change in the business, assets, financial condition or the results of operations of the Novato Companies, taken as a whole, and the Novato Companies shall not have sustained any material Loss or damage to their assets.

          9.4 Certification by Pacific. TIS shall have received a certificate,
              ------------------------
dated as of the Closing Date, signed by the President of Pacific, certifying, in such detail as TIS and its counsel reasonably may request, that the conditions specified in Section 9.1, Section 9.2 and Section 9.3 have been fulfilled.
             -----------  -----------     -----------

     10.  TERMINATION; SURVIVAL

          10.1  Termination of Agreement. This Agreement may be terminated prior
                ------------------------
to the Closing:

                (a)  by the written agreement of TIS and Pacific;

                (b) by TIS by written notice to Pacific if any of the representations and warranties of Pacific in Article 4 are not true and correct in any material respect or any of the covenants in Article 5 have not been complied with or performed by Pacific;

                (c) by Pacific by written notice to TIS if any of the representations and warranties of TIS in Article 3 are not true and correct in any material respect or any of the covenants in Article 5 have not been complied with or performed by TIS; or

                (d) by either TIS or Pacific by written notice to the other party if the transactions contemplated hereby shall not have been consummated by 5:00 P.M., Pacific Time, on February 1, 1999, unless such failure shall be caused by the breach of TIS on the one hand or Pacific on the other hand, as the case may be, to perform any of the covenants herein to be performed by it prior to the Closing.

          10.2 Effect of Termination.  In the event that this Agreement shall be
               ---------------------
terminated pursuant to Section 10.1, all further obligations of the Parties
                       ------------
under this Agreement shall terminate; provided, however, that Sections 10.2,
                                                              --------------
12.8, 12.9 and 12.12 shall survive such termination.  Termination of this
--------------------
Agreement under Section 10.1 shall not relieve any Party of any liability for a
                ------------
breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

          10.3 Survival. The representations and warranties contained in or made
               --------
pursuant to this Agreement, and the rights and obligations of the Parties with respect to indemnification pertaining thereto, shall expire on the first anniversary of the Closing except that (i) representations and warranties pertaining to Taxes in Section 4.13 shall expire 60 days after expiration of the applicable statute of limitations pertaining thereto, (ii) representations and warranties which are intentionally misrepresented shall continue through the later of the first anniversary of the Closing Date and one year following the date of actual discovery of such intentional misrepresentation, and (iii) if a claim or notice is given under Article 11 with respect to the breach of any representation or warranty prior to the applicable expiration date, such representation or warranty, and the rights and obligations of the Parties with respect to indemnification pertaining thereto, shall continue indefinitely until such claim is finally resolved. All covenants and agreements of the Parties hereto shall be continuing and shall survive the Closing Date pursuant to the terms thereof.

     11.  INDEMNIFICATION

          11.1 Obligation of TIS. Subject to Section 10.3, TIS agrees to
               -----------------             ------------
indemnify, defend and hold harmless Pacific and its Affiliates (collectively, the "Pacific Indemnified Parties") from and against any and all Losses of any Pacific Indemnified Party as a result of, or based upon or arising out of, directly or indirectly, any material inaccuracy in, or material breach or material nonperformance of, any of the representations, warranties, covenants or agreements made by TIS in, or pursuant to, this Agreement.

          11.2 Obligation of Pacific. Subject to Section 10.3, Pacific agrees to
               ---------------------             ------------
indemnify, defend and hold harmless TIS and its Affiliates (collectively, the "TIS Indemnified Parties") from and against any Losses of any TIS Indemnified Party as a result of, or based upon or arising out of, directly or indirectly, any material inaccuracy in, or material breach or material nonperformance of, any of the representations, warranties, covenants or agreements made by Pacific in, or pursuant to, this Agreement.

          11.3 Procedure. If any claim, demand or liability is asserted by any
               ---------
third party against any Indemnified Party, the Indemnifying Party shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any Action or threatened Action brought against the Indemnified Party in respect of matters embraced by the indemnity set forth in this Article 11. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in connection with any such Action or threatened Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole expense of the Indemnified Party unless
(i) the Indemnifying Party shall have elected not, or, after reasonable written notice of any such Action or threatened Action, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) the parties to any such Action or threatened Action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have been advised in writing by counsel for the Indemnified Party that there may be one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Indemnified Party (in any which case, the Indemnifying Party shall not have the right to assume the defense of such Action on behalf of the Indemnified Party), in either of which events referred to in clauses (i), (ii) and (iii) the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any such Action or threatened Action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Action or threatened Action. Unless the Indemnifying Party shall have elected not, or shall have after reasonable written notice of any such Action or threatened Action failed, to assume or participate in the defense thereof, the Indemnified Party may not settle or compromise any Action or threatened Action without the written consent of the Indemnifying Party. If, after reasonable written notice of any such Action or threatened Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that no such conclusive presumption shall be made if the Indemnifying Party has not received reasonable written notice of the Action against the Indemnified Party.

          11.4 Notice. TIS and Pacific agree to notify in writing the other
               ------
Party of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article 11 upon discovery or receipt of notice thereof (other than from such other Party), whether before or after the Closing.

     12.  GENERAL

          12.1 Amendments; Waivers. This Agreement and any Disclosure Statement
               -------------------
attached hereto or referenced herein may be amended only by agreement in writing of all Parties. No waiver of any provision or consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

          12.2 Integration. Each Disclosure Statement delivered pursuant to the
               -----------
terms of this Agreement shall be in writing and shall constitute a part of the Agreement. This Agreement, together with such Disclosure Statements, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

          12.3 Best Efforts; Further Assurances. Each Party will use its best
               --------------------------------
efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement. The Parties shall cooperate with each other in such actions and in securing requisite Approvals. Each Party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other Party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          12.4 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

          12.5 No Assignment. Except as otherwise specifically provided herein,
               -------------
neither this Agreement nor any rights or obligations under it are assignable by any Party.

          12.6 Headings.  The descriptive headings of the Articles, Sections and
               --------
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          12.7 Counterparts. This Agreement and any other agreement or document
              ------------
delivered pursuant hereto may be executed in one or more counterparts and all of such counterparts shall constitute one and the same agreement.

          12.8 Publicity. TIS and Pacific shall coordinate all publicity
               ---------
relating to the transactions contemplated by this Agreement and no Party shall issue any press release, publicity or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other Party, except to the extent that counsel to TIS shall advise TIS that a particular release, disclosure or notice is appropriate, in which event TIS shall provide Pacific in advance with a copy and cooperate with Pacific in connection with any such disclosure or publicity.

          12.9 Confidentiality.  All information disclosed by one Party (or its
               ---------------
representatives) to the other Party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement, shall be kept confidential by such other Party (and its representatives) and shall not be used by any such Persons other than as contemplated by this Agreement, except (i) to the extent that such information (a) was known by the recipient when received,
(b) is or hereafter becomes lawfully obtainable from other public sources or (c) is necessary or appropriate to be disclosed to a Governmental Entity having jurisdiction over the Parties, (ii) as may otherwise be required by Law to be disclosed or (iii) to the extent such duty as to confidentiality is waived in writing by the other Party. If this Agreement is terminated in accordance with its terms, each Party shall use all reasonable efforts to return upon written request from the other Party all documents (and reproductions thereof) received by it or its representatives from such other Party (and, in the case of reproductions, all such reproductions made by the receiving Party) that include information not within the exceptions contained in the first sentence of this
Section 12.9, unless the recipients provide assurances reasonably satisfactory
------------
to the requesting Party that such documents have been destroyed.

          12.10 Parties in Interest. This Agreement shall be binding upon and
                -------------------
inure to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to or to confer any right of subrogation or action over or against any Party to this Agreement.

          12.11 Notices. Any notice or other communication hereunder must be
                -------
given in writing and either (a) delivered in person, (b) transmitted by facsimile or telecopy mechanism, (c) mailed by first class mail, return receipt requested, or (d) delivered by overnight mail or courier service, as follows:

               If to Pacific, addressed to:

               Pacific Securitization, Inc.
               655 Montgomery Street
               Suite 800
               San Francisco, CA  94111

               Attention: Lorraine O. Legg
               Telephone No.: (415) 393-8000
               Facsimile: (415) 274-1838

               With a copy to:

               Zitrin & Mastromonaco, LLP
               445 Bush Street, Suite 600
               San Francisco, CA  94108
               Attention: Leonard P. Mastromonaco
               Telephone No.: (415) 956-4030
               Facsimile: (415) 732-7555


               If to TIS, addressed to:

               TIS Mortgage Investment Company
               655 Montgomery Street
               San Francisco, CA 94111
               Attention: Lorraine O. Legg
               Telephone No.: (415) 393-8000
               Facsimile: (415) 274-1838


               With a copy to:

               Heller Ehrman White & McAuliffe
               333 Bush Street
               San Francisco, CA 94104-2878
               Attention:  Daniel E. Titelbaum, Esq.
               Telephone No.:  (415) 772-6134
               Facsimile No.: (415) 772-6268

or to such other address or to such other person as a Party shall have last designated by such notice to the other Party. Each such notice or other communication shall be effective (i) if given by facsimile or telecopy mechanism, when transmitted to the applicable number so specified in this
Section 12.11 with confirmation on the transmitting party's equipment, (ii) if
-------------
given by mail, three days after such communication is deposited in the U.S. mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually delivered at such address.

          12.12  Expenses. TIS and Pacific shall pay their own respective
                 --------
expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective consultants, accountants and counsel.

          12.13 Remedies; Waiver. All rights and remedies existing under this
                ----------------
Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Pacific and TIS shall be entitled to seek any equitable remedy to the extent such remedy is available under applicable Law

          12.14 Representation By Counsel; Interpretation.  TIS and Pacific each
                -----------------------------------------
acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Pacific and TIS, and no rule of strict construction shall be applied against any Party to this Agreement.

          12.15 Severability. If any provision of this Agreement is determined
                ------------
to be invalid, illegal or unenforceable, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect to the extent permitted by Law, and the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.


             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the day and year first above written.


                              TIS MORTGAGE INVESTMENT COMPANY


                              By:  /s/ John E. Castello
                                 ----------------------
                                  Name:  John E. Castello
                                  Title: Executive VP and Chief
                                         Financial Officer

                              PACIFIC SECURITIZATION, INC.


                              By   /s/ Lorraine O. Legg
                                 ----------------------
                                  Name:  Lorraine O. Legg
                                  Title: President and Chief
                                         Executive Officer